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Exhibit G

                              ARTICLES OF AMENDMENT

                                       TO

                                     CHARTER

                                       OF

                                  iSHARES, INC.

         THIS IS TO CERTIFY that iSHARES, INC., a Maryland corporation, having its principal office in Baltimore, Maryland (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

         FIRST: The name of each of the "iShares MSCI Brazil (Free) Index Fund", the "iShares MSCI Malaysia (Free) Index Fund", the "iShares MSCI Mexico (Free) Index Fund", and the "iShares MSCI Singapore (Free) Index Fund" is amended to delete the "(Free)" from each series' name with the effect that the name of each such series is as follows:

                        iShares MSCI Brazil Index Fund
                        iShares MSCI Malaysia Index Fund
                        iShares MSCI Mexico Index Fund
                        iShares MSCI Singapore Index Fund

         SECOND: The foregoing amendment does not change the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of the capital stock of the Corporation.

         THIRD: A majority of the entire Board of Directors of the Corporation approved the foregoing amendments to the Charter of the Corporation and duly adopted a resolution in which were set forth the foregoing amendments to the Charter of the Corporation, declaring that said amendments of the Charter as proposed were advisable.

         FOURTH: The foregoing amendments to the Charter of the Corporation are limited to changes expressly permitted by (S)2-605(a)(1) and (a)(2) of the General Corporation Law of Maryland to be made without action by stockholders and the Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

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         IN WITNESS WHEREOF, iSHARES, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on December 28, 2001.

                                                 iSHARES, INC.
WITNESS:


/s/ John P. Falco                                By:  /s/ Nathan Most
------------------------                             ----------------------
John P. Falco                                          Nathan Most
Assistant Secretary                                    President



         THE UNDERSIGNED, President of iSHARES, INC., who executed on behalf of the Corporation the foregoing amendments to the Charter of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing amendments to the Charter to be the corporate act of said Corporation and hereby certifies that the matters and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                 /s/ Nathan Most
                                                 --------------------------
                                                 Name: Nathan Most

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